JPMORGAN GLOBAL STRATEGIC INCOME FUND
Section 10f-3 Transactions



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/30/04	Service Corporation International

Principal Amount       	Price		Amount
$110,000       		$99.50		$109,450

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.00       N/A 	 0.04%	          0.08%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Service Corporation International

Underwriters*     	                Principal Amount*
					----------------
Total					$250,000,000
					================

*Principal amounts of underwriters not available at time of filing.



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
04/07/04	Allied Waste North America


Principal Amount	Price		Amount
$150,000      		$100.000	$150,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.63       N/A 	  0.04%	          0.21%

Broker
SBC Warburg, Inc. New York

Underwriters of Allied Waste North America

Underwriters*     	                Principal Amount*
                                    	----------------
Total                               	$400,000,000
					================
*Principal Amounts of underwriters were
not available at time of filing.




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/15/04	Tenet Healthcare Corp.

Principal Amount	Price		Amount
$20,000     	      $97.675		$19,535

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.25       N/A 	 0.00%	          0.00%

Broker
Citigroup Capital Markets

Underwriters of Tenet Healthcare Corp.

Underwriters*    	                Principal Amount
                                    	----------------
Total                               	$1,000,000,000
					================

*Principal amount of underwriters were not available at time of filing.



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/16/04	Freescale Semiconductor Inc.

Principal Amount	Price		Amount
$35,000     		$100.00		$35,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.50       N/A 	  0.01%	          0.01%

Broker
Goldman Sachs

Underwriters of Freescale Semiconductor Inc.

Underwriters*     	                Principal Amount
                                    	----------------
Total                               	$500,000,000
					================
*Principal amounts of underwriters were
not available at time of filing.




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/11/04	MGM Mirage Inc.

Principal Amount	Price		Amount
$45,000     		$100.00		$45,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.65       N/A 	  0.01%	          0.01%

Broker
BA securities Inc.

Underwriters of MGM Mirage Inc.

Underwriters*     	                Principal Amount
                                    	----------------
Total                               	$550,000,000
					================
*Principal amounts of underwriters were
not available at time of filing.